Exhibit 4.1


                      ------------------------------------


                             U.S. Industries, Inc.
                          USI American Holdings, Inc.
                                USI Global Corp.
                                   as Issuers

                               USI Atlantic Corp.
                                  as Guarantor

                                      and

                          Bank One Trust Company, N.A.
                                   as Trustee


                      ------------------------------------


                          Third Supplemental Indenture

                          Dated as of November 8, 2002

                                       to

                                   Indenture

                                  Dated as of

                                October 27, 1998

     THIRD SUPPLEMENTAL INDENTURE ("Third Supplemental Indenture"), dated as of November 8, 2002, among U.S. Industries, Inc., a Delaware corporation ("USI"), USI American Holdings, Inc., a Delaware Corporation ("USIAH"), and USI Global Corp., a Delaware corporation ("USIGC" and together with USI and USIAH, the "Companies"), as Issuers, USI Atlantic Corp., a Delaware corporation, as Guarantor (the "Guarantor"), and Bank One Trust Company, N.A. (successor in interest to The First National Bank of Chicago), a national banking association incorporated and existing under the laws of the United States of America, as Trustee (the "Trustee").

     Capitalized terms used herein and not otherwise defined herein have the meaning assigned to those terms in the Indenture.

                                   WITNESSETH

     WHEREAS, the Companies, the Guarantor and the Trustee executed and delivered an Indenture, dated as of October 27, 1998, as amended by the First Supplemental Indenture dated as of April 30, 1999 and the Second Supplemental Indenture dated as of March 27, 2001 (the "Indenture"), to provide for the issuance of the 7-1/8% Senior Notes due 2003 of the Companies (the "03 Notes") and the related Guarantee of the Guarantor;

     WHEREAS, Section 902 of the Indenture permits the Companies and the Guarantor, when authorized by or pursuant to a Board Resolution, and the Trustee, to enter into one or more indentures supplemental to the Indenture, for the purpose of changing or eliminating certain of the provisions of the Indenture or modifying the rights of the Holders of Securities including Sections 1009 and 1101 of the Indenture upon receipt of the consents of not less than a majority in principal amount of all Outstanding Securities (the "Required Consents");

     WHEREAS, the Required Consents have been delivered in order to amend the Indenture as set forth in this Third Supplemental Indenture;

     WHEREAS, Section 301 of the Indenture permits the authentication and delivery of an unlimited principal amount of securities under the Indenture which may be issued in one or more series;

     WHEREAS, Section 901 of the Indenture permits the Companies and the Trustee to enter into a supplemental indenture to establish the form or terms of Securities of any series as permitted by Section 301 of the Indenture without the consent of any holder;

     WHEREAS, the Companies desire to provide for the establishment of a new series of its Securities to be known as its 11-1/4% Senior Notes due 2005, the


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

form and substance of such notes and the terms, provisions and conditions thereof shall be set forth in the Indenture and this Third Supplemental Indenture;

     WHEREAS, the board of directors of each of the Companies and the Guarantor has duly adopted resolutions authorizing it to execute and deliver this Third Supplemental Indenture; and

     WHEREAS, the Companies and the Guarantor have requested that the Trustee execute and deliver this Third Supplemental Indenture pursuant to Sections 901 and 902 of the Indenture, and all requirements necessary to make this Third Supplemental Indenture a valid instrument in accordance with its terms have been performed and the execution and delivery of this Third Supplemental Indenture have been duly authorized in all respects by each of the Companies and the Guarantor.

     NOW, THEREFORE, the Companies and the Guarantor covenant and agree with the Trustee as follows:

                                   ARTICLE 1
                                   AMENDMENTS

     Subject to Section 3.01 of this Third Supplemental Indenture,

     Section 1.01. Definitions. Section 101 of the Indenture is hereby amended by inserting after the definition of "Moody's" and before the definition of "Officers' Certificate" the following:

     "Available Cash" means cash on deposit in the Notes Escrow Account to the extent that the proposed use of such cash hereunder is not the subject of an injunction, stay or other legally effective restraining order.

     "Notes Escrow Account" shall have the meaning ascribed to it in the Amended and Restated Amendment, Restatement, General Provisions and Intercreditor Agreement dated as of September 23, 2002, (the "Master Agreeement") among U.S. Industries, Inc., USI Global Corp., USI American Holdings, Inc., USI Atlantic Corp., Rexair Holdings, Inc., Rexair Inc., and the other USI subsidiaries party thereto, Wilmington Trust Company, David A. Vanaskey, Bank of America, N.A., and the lenders party thereto or in any amendment thereof and to the extent the Companies refinance their credit facilities, any similar collateral account that has been or may be established for the benefit of the Holders of Securities in order to comply with Section 1009 of the Indenture and terms of such credit facilities.


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

     Section 1.02. Amount; Issuance. Section 301 of the Indenture is hereby amended by inserting the numbers "1101(b), 1110" in Section 301(16) after "308," and before "1301".

     Section 1.03. Limitation On Liens. Section 1009 of the Indenture is hereby amended by inserting at the end of that Section the following:

     "Notwithstanding clause (a) of the first sentence of this Section 1009:

     (i) from time to time and at any time, the Companies may use Available Cash allocable to the tendering Holders of Securities deposited in the Notes Escrow Account for the benefit of such Holders to pay consideration in respect of the Exchange Offer made by the Companies pursuant to the Amended and Restated Offering Circular and Consent Solicitation Statement dated September 9, 2002, and amended on October 10, 2002 (the "Exchange Offer"), or any other exchange offer or tender offer made from time to time; provided that any such exchange offer or tender offer shall be made available to all Holders of the applicable series of Securities;

     (ii) from time to time and at any time, the Companies may use Available Cash allocable to a series of Securities deposited in the Notes Escrow Account to pay the Redemption Price in any redemption permitted hereby, or in any other supplemental indenture or form of Security;

     (iii) if less than 100% of Holders exchange or tender their Securities pursuant to any exchange offer or tender offer, the failure of such Holders to receive any Available Cash allocated to them in the Notes Escrow Account shall not be a breach of this Section 1009 so long as the pro rata amount of Available Cash allocable to such Holders remains in the Notes Escrow Account and continues to secure the series of applicable Securities; and

     (iv) in the event that Available Cash from the Notes Escrow Account allocable to one series of Securities is released or distributed in compliance with or as permitted by the Indenture, the Companies shall have no duty or obligation to release or distribute any Available Cash to Holders of any other series of Securities so long as the Available Cash allocable to such other series of Securities for which such release or distribution is not authorized or required remains in the Notes Escrow Account and continues to secure such series.

     No Holder of any Securities shall have any right to claim a breach of this
Section 1009 so long as the Companies comply with the terms of this Section 1009, as amended by the Third Supplemental Indenture."

     Section 1.04. Optional Redemption.


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

     (a) Section 1101 of the Indenture is hereby amended by inserting at the end of the first sentence of the first paragraph the phrase "or at any other Redemption Price set forth in a supplemental indenture hereto applicable to the series or in the applicable form of security".

     (b) Section 1101 of the Indenture is hereby amended by inserting as the last paragraph thereof the following:

     "(b) The provisions of this Section 1101(b) may be made applicable to any series of Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to such Section 301); provided, however, the provisions of this Section 1101(b) shall not apply to the 7-1/8% Senior Notes due 2003. At any time and from time to time, the Companies, at their option, may, without premium or penalty, redeem Securities with the Available Cash in the Notes Escrow Account allocable to such Securities at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest to the applicable Redemption Date except that, with respect to any redemption of the '05 Notes as a result of an Extraordinary Transaction (as defined in Section 2.08(c) of the Third Supplemental Indenture), Available Cash in the Notes Escrow Account attributable to an Extraordinary Transaction shall be paid at a Redemption Price based on the formula set forth in Section 2.08(a) of the Third Supplemental Indenture."

     Section 1.05. Election To Redeem; Notice To Trustee. Section 1104 of the Indenture is hereby amended by inserting after the words "at least 60 days" and before the words "prior to the Redemption Date" the following:

     "(or in the case of redemptions required or authorized by Section 1110 of the Indenture or Section 2.09 of the Third Supplemental Indenture, at least 35 days)".

     Section 1.06. Mandatory Redemption. Article Eleven is hereby amended by inserting as Section 1110 the following:

     "Section 1110. Mandatory Redemption. The provisions of this Section 1110 may be made applicable to any series of Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to such Section 301); provided, however, the provisions of this
Section 1110 shall not apply to the 7-1/8% Senior Notes due 2003. Not later than 50 days after the date on which the Available Cash in the Notes Escrow Account allocable to a series of Securities equals or exceeds 10% of the outstanding aggregate principal amount of such series of Securities, the Companies shall redeem, without premium or penalty, the principal amount of outstanding series of Securities equal to such Available Cash in the Notes Escrow Account allocable to such series of Securities at a Redemption Price equal to 100% of the principal amount to be


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

redeemed plus accrued and unpaid interest to the applicable Redemption Date, except that, with respect to any redemption of the 11-1/4% Senior Notes due 2005, pursuant to Section 2.09 of the Third Supplemental Indenture, Available Cash in the Notes Escrow Account attributable to an Extraordinary Transaction that is used to redeem 11-1/4% Senior Notes due 2005 shall be paid at a Redemption Price based on the formula set forth in Section 2.08(a) of the Third Supplemental Indenture."

     Section 1.07. Notice Of Redemption. Section 1106 of the Indenture is hereby amended to add the following to the end of subparagraph (5) prior to the "and" at the end of the sentence:

     "and the only remaining right of the Holders is to receive payment of the Redemption Price upon surrender of the Securities."

                                   ARTICLE 2
                         11-1/4% SENIOR NOTES DUE 2005

     Subject to Section 3.01 of this Third Supplemental Indenture,

     Section 2.01. Designation; Principal Amount. There is hereby authorized a series of Securities entitled the "11-1/4% Senior Notes due 2005" (the "05 Notes"). Up to $161,000,000 aggregate principal amount of the 05 Notes may be authenticated and delivered to holders of the 03 Notes in exchange for validly tendered and accepted 03 Notes pursuant to the Exchange Offer.

     Section 2.02. Issuers; Guarantor. The 05 Notes shall be issued by the Companies and guaranteed by the Guarantor.

     Section 2.03. Maturity. The 05 Notes will become due and payable on December 31, 2005 and the principal amount of such 05 Notes shall be payable in US dollars.

     Section 2.04. Interest. The 05 Notes will bear interest at the rate of 11-1/4% per annum from the original date of issuance until the principal thereof becomes due and payable (and at the applicable interest rate thereafter) or to the date of redemption of the applicable '05 Notes, such interest to be payable semi-annually in arrears on April 15 and October 15 of each year commencing on April 15, 2003 or, with respect to overdue interest, payable upon demand.

     Section 2.05. Ranking. The 05 Notes shall be issued under the Indenture and shall rank equally with all other existing and future unsecured and unsubordinated indebtedness of the Companies.


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

     Section 2.06. Form. The 05 Notes shall be issued in the form attached hereto as Exhibit A hereto, the terms of which are incorporated by reference herein.

     Section 2.07. Notices. Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by the Indenture to be made upon, given or furnished to the Companies or the Guarantor may be addressed to them at: 777 South Flagler Drive, Suite 1108, West Palm Beach, FL 33401, Attention: General Counsel.

     Section 2.08. Optional Redemption.

     (a) At any time and from time to time, the Companies may, at their option, upon providing notice to the Trustee and the applicable Holders in accordance with Sections 1104 and 1106 of the Indenture, redeem the 05 Notes, in whole or in part, at a Redemption Price equal to the percentages indicated below multiplied by the principal amount to be redeemed plus accrued and unpaid interest to the applicable Redemption Date.

     Period                                                           Percentage

     From the issue date to but not including the first               103%
     anniversary of the issue date

     From the first anniversary of the issue date through             102%
     December 30, 2004

     From December 31, 2004 to but not including                      101%
     maturity date

     (b) Notwithstanding Section 2.08(a), at any time and from time to time, the Companies may, at their option, upon providing notice to the Trustee and the applicable Holders in accordance with Sections 1104 and 1106 of the Indenture, redeem without premium or penalty, the 05 Notes, in whole or in part, with the Available Cash in the Notes Escrow Account, if any, allocable to the 05 Notes at a Redemption Price equal to 100% of the principal amount of the 05 Notes to be redeemed plus accrued and unpaid interest to the applicable Redemption Date; provided that (i) such redemption shall be made pro rata among all Holders of the 05 Notes based on the principal amount of the 05 Notes held by such Holders and (ii) the Companies shall not be entitled to redeem the 05 Notes at 100% of the principal amount of the '05 Notes pursuant to this clause
(b) with proceeds from an Extraordinary Transaction.

     (c) For purposes of this Third Supplemental Indenture, the term "Extraordinary Transaction" means any single transaction involving the sale or other disposition of any asset or group of related assets of the Companies or their


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

Restricted Subsidiaries that results in net cash proceeds to the Companies or their Restricted Subsidiaries of at least $150 million.

     (d) For purposes of this Third Supplemental Indenture, the term "Notes Escrow Account" shall have the meaning ascribed to it in the Amended and Restated Amendment, Restatement, General Provisions and Intercreditor Agreement dated as of September 23, 2002 among U.S. Industries, Inc., USI Global Corp., USI American Holdings, Inc., USI Atlantic Corp., Rexair Holdings, Inc., Rexair Inc., and the other USI subsidiaries party thereto, Wilmington Trust Company, David A. Vanaskey, Bank of America, N.A., and the lenders party thereto or in any amendment thereof and to the extent the Companies refinance their credit facilities, any similar collateral account that has been or may be established for the benefit of the Holders of the 05 Notes in order to comply with Section 1009 of the Indenture and terms of such credit facilities.

     (e) The Companies may redeem the 05 Notes in whole at any time in accordance with Article Eleven of the Indenture, as amended.

     Section 2.09. Mandatory Redemption.

     (a) Not later than 50 days after the date on which the Available Cash in the Notes Escrow Account, if any, allocable to the 05 Notes ("Redemption Cash Balance") equals or exceeds 10% of the outstanding aggregate principal amount of the 05 Notes, the Companies shall redeem, without premium or penalty, the principal amount of the 05 Notes equal to such Redemption Cash Balance at a Redemption Price equal to 100% of the principal amount of the 05 Notes to be redeemed plus accrued and unpaid interest to the applicable Redemption Date; provided that if any portion of the Redemption Cash Balance constitutes proceeds attributable to an Extraordinary Transaction, the Companies shall pay the Redemption Price set forth in Section 2.08(a), plus accrued and unpaid interest to the applicable Redemption Date to the extent the amount of the Redemption Cash Balance is attributable to an Extraordinary Transaction. Any portion of the Redemption Cash Balance which is not attributable to proceeds of an Extraordinary Transaction shall be used to redeem the 05 Notes at a Redemption Price equal to 100% of the principal amount to be redeemed, plus accrued and unpaid interest to the applicable Redemption Date. Any redemption under this Section shall be pro rata among the Holders of the 05 Notes based on the principal amount of the 05 Notes held by the Holders.

     (b) In connection with any redemptions under this Section, in addition to complying with the notice provisions of Section 1104 and 1106 of the Indenture, as amended, the Companies shall notify the Trustee and the applicable Holders of total Redemption Cash Balance available and the portion thereof, if any, that is from an Extraordinary Transaction and the applicable Redemption Price, and shall direct the Trustee as to the portion of the Redemption Cash


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

Balance which is to be paid at such Redemption Price. If the Companies so request, the Trustee shall give the notice required hereby to the applicable Holders in the name and at the expense of the Companies.

     Section 2.10. Notice Regarding Extraordinary Transactions. As promptly as practicable upon the occurrence of an Extraordinary Transaction, but in any event no later than 15 days after such occurrence, the Companies shall deliver a written notice to the Trustee and the applicable Holders stating that an Extraordinary Transaction has occurred and setting forth the amount of proceeds from such Extraordinary Transaction that is allocable to the `05 Notes.

     Section 2.11. Interest Ceases On Redemption Date. On and after the applicable Redemption Date, to the extent that full payment of the Redemption Price provided under this Article 2, including accrued and unpaid interest to the applicable Redemption Date has been made to the applicable Holders or otherwise been made available on or prior to the applicable Redemption Date, interest will cease to accrue on the 05 Notes or portions of the 05 Notes called for redemption on such Redemption Date.

     Section 2.12. Applicability Of Other Sections Of The Indenture. All other Sections of the Indenture shall apply to the 05 Notes, including Sections 307(b), 308, 1101(b), 1110, 1402 and 1403.

                                   ARTICLE 3
                                 MISCELLANEOUS

     Section 3.01. Effect Of Supplemental Indenture. Upon the execution and delivery of this Third Supplemental Indenture by each of the Companies, the Guarantor and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby; provided, however, that anything herein to the contrary notwithstanding, Article 1 and Article 2 hereof shall become operative at the time USI accepts for payment the 03 Notes pursuant to the terms of the Exchange Offer.

     Section 3.02. Confirmation Of Indenture. The Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this Third Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.


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

     Section 3.03. Concerning The Trustee. The Trustee assumes no duties, responsibilities or liabilities by reason of this Third Supplemental Indenture other than as set forth in the Indenture.

     Section 3.04. Governing Law. This Third Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the state of New York, without giving effect to the conflicts of laws principles thereof.

     Section 3.05. Separability. In case any provision contained in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 3.06. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.



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


     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested as of the date first written above.


                                 U.S. INDUSTRIES, INC.


                                 By:  /s/ Steven C. Barre
                                      -----------------------------------
                                      Name:  Steven C. Barre
                                      Title: Senior Vice President,
                                             General Counsel and Secretary

[Seal]

                                 USI AMERICAN HOLDINGS, INC.


                                 By:  /s/ Steven C. Barre
                                      -----------------------------------
                                      Name:  Steven C. Barre
                                      Title: Senior Vice President,
                                             General Counsel and Secretary

[Seal]

                                 USI GLOBAL CORP.


                                 By:  /s/ Steven C. Barre
                                      -----------------------------------
                                      Name:  Steven C. Barre
                                      Title: Senior Vice President,
                                             General Counsel and Secretary

[Seal]

                                 USI ATLANTIC CORP.


                                 By:  /s/ Steven C. Barre
                                      -----------------------------------
                                      Name:  Steven C. Barre
                                      Title: Senior Vice President,
                                             General Counsel and Secretary

[Seal]


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


                                BANK ONE TRUST COMPANY, N.A.
                                  (Successor in interest to The First
                                  National Bank of Chicago)


                                By:  /s/ Michael Pinzon
                                     -----------------------------------
                                     Name:  Michael Pinzon
                                     Title: Authorized Officer

[Seal]


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